8-K 1 epazz8k12152010.htm EPAZZ, INC. FORM 8-K DATE OF REPORT: DECEMBER 15, 2010
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): December 15, 2010

                                  EPAZZ, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      ILLINOIS     333-139117     36-4313571
                     ----------   -------------  ------------
                 (STATE OR OTHER  (COMMISSION   (IRS EMPLOYER
                   JURISDICTION   FILE NUMBER)  IDENTIFICATION
                        OF                          NUMBER)
                   INCORPORATION)


                        309 W. WASHINGTON ST. SUITE 1225
                               CHICAGO, IL 60606
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (312) 955-8161

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
        230.425)
[_] Soliciting material pursuant to Rule 14a-12 under  the  Exchange Act (17 CFR
        240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
        Act  (17  CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
        Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 2, 2010, the Registrant entered into the Stock Purchase Agreement and related agreements described below under Item 2.01.



--------------------------------------------------------------------------------

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On or about September 2, 2010, Epazz, Inc. (the "Company", "we" and "us") entered into a Stock Purchase Agreement (the "Purchase Agreement") with Intellisys, Inc., a Wisconsin corporation ("Target Company") and Paul Prahl, an individual and the sole stockholder of the Target Company. The Purchase Agreement consummated the transactions contemplated by the May 4, 2010, non-binding letter of intent (the "Letter of Intent") the Company entered into, to acquire 100% of the outstanding shares of the Target Company. Pursuant to the Purchase Agreement, the Company agreed to purchase 100% of the outstanding shares of the Target Company for an aggregate purchase price of $175,000 (the "Purchase Price"). The Purchase Price was payable as follows:

       (a) The Company paid Mr. Prahl $125,000 in cash (the "Cash Consideration") at the Closing (as defined below) of the Purchase Agreement; and

       (b) The Company provided Mr. Prahl with a 6% Promissory Note in the amount of $50,000 (the "Note"), described in greater detail below.



Additionally, the Company agreed to assume an aggregate of approximately $28,137.76 in outstanding liabilities of Target Company in connection with the Closing.

The Purchase Agreement closed on September 30, 2010 ("Closing"), at which time Mr. Prahl delivered to the Company, 85 shares of Intellisys stock, representing 100% of the issued and outstanding shares of Target Company. Also at Closing, the Company delivered the Cash Consideration and the Note to Mr. Prahl. As a result of the Closing, Target Company became wholly-owned subsidiary of the Company.

The Note bears interest at the rate of six percent (6%) per annum, and all past-due principal and interest (which failure to pay such amounts after a fifteen (15) day cure period, shall be defined herein as an "Event of Default") bear interest at the rate of twelve percent (12%) per annum until paid in full. The Note, however, additionally provides that the Company shall have two additional fifteen (15) day cure periods during the term of the Note resulting in two thirty (30) day cure periods before an Event of Default occurs. The principal amount of the Note is due on September 18, 2015. The Note is payable in monthly installments of the greater of $555.10 (each a "Monthly Payment"), with the first such Monthly Payment due on September 15, 2010, until such time as this Note is paid in full. Provided, however, that if the total amount due under the Note is less than any Monthly Payment, the Company shall only be obligated to pay the remaining balance of the Note. The Note may be prepaid at any time without penalty.

Additionally, the Company agreed to secure the payment of the Note with a Uniform Commercial Code Security Interest filing, which the Company agreed to file, at Mr. Prahl request, at the Company's expense, to grant Mr. Prahl a security interest over all of the Target Company' tangible and intangible assets, and the outstanding stock of both of the Target Company until the Note is repaid.

                       INTELLISYS, INC. BUSINESS OVERVIEW

Intellisys, Inc. was incorporated under the laws of Wisconsin in November 1990.

Intellisys' main source of revenue comes from the "Integrated Plant Management and Control Software" product, which it owns,

Intellisys Software
-------------------

Intellisys developed the IPMC Software ("IPMC") Integrated Plant Management Control, is a software system design for water and wastewater facility management. IPMC is the technology-based strategy for optimizing operations by automatically collecting, managing, organizing and disseminating information for the operations, management, laboratory, maintenance, and engineering functions.

 SYSTEMVIEW

SystemView displays the system processes and lets you control the ystem in real time. It displays alarms, equipment status, summary accumulated and trend data. FEATURES
     o The Alarm/Event Journal records all alarms and status changes and has the flexibility to query history based on tag names and time ranges
     o Smart Server provides communication with process control and automatic collections of data. It is designed to normalize data, accumulate and summarize statistics for the plant management and maintenance systems.
     o Rapid application development tools dramatically reduce system development time. Development tools are included with all applications.

MAINTENANCEVIEW
MaintenanceView   provides   the   traditional  functional  functionality  of  a
comprehensive maintenance management system including:
     o   Fixed asst and rotating equipment
     o   Preventive scheduling and predictive reports and charts
     o   Work order management
     o   Inventory and purchasing
     o   Manufacture and vendor records
     o   Parts inventory
FEATURES
     o   Track your maintenance costs by center, department, location, etc.
     o Create customized user interface sorting by location, equipment type, department, cost center, manufacture or vendor.
     o Customized reports using on MS Excel compatible spreadsheets to accommodate your specfic needs.

REPORTVIEW
ReportView provides you with a historic picture of the operation of your plant through centralized storage of data. Realistic graphics can be constructed to assist the user in managing, accessing and analyzing real-time and manually entered process or laboratory data. The NEW application consists of the data importservice -Historic Data and the main application's Display Client, Spreadsheet Client and Chart Client. FEATURES

     o   Stores your real-time and laboratory data in a secure open database.
     o Time-based compression stores process information and manually collected data efficiently.
     o Flexible rapid application development tools allow creation of input displays, reports and charts and navigation menus.
     o Using MS Excel compatible spreadsheet, ReportView combines the user-friendly features of familiar spreadsheet functios with the security of an expandable database.
     o Reporting tools provide easy access to retrieve summarized or raw data for your process-efficiency and compliance reports.
     o   Creates 2D and 3D presentations-quality charts in minutes.
     o An efficient decision support system and dashboard development tools for operations, maintenance, management and engineering.

EnergyView
EnergyView is an automated energy management dashboard tools. EnergyView provides smart energy metering and power measurement technology to accurately measure, store, track and analyze energy data. The energy metering and submetering systems can link to SCADA or any PC to collect crucial energy data. In addition manual data on other energy sources can be managed as part of the same energy management application. The combination of hardware and software is designed to provide an end-to-end solution from measurement to billing audits.

The objective of the EnergyView application is to improve the speed and quality of energy measurement information, so that facility managers will be able to make better management decisions, conserve energy and reduce operating costs.

Features
oCollect usage data manually and automatically oNormalize energy variables create benchmarking variables oProvides comparisons of hourly usage to previous days oCalculates operating cost and savings by day, month and year-to-date oForecasts and alarm peak demands oSend alarms via local annunciation, email or pagers oBenchmarking oLocal Factor Analysis oAutomate Energy Billing Audit oDetermining Changes in Energy Usage Patterns oSetting Saving Targets and Tracking Your Progress


Intellisys Customer Base
------------------------

Intellisys customers include state and local governments throughout the United States.

Material Agreements
-------------------

Research and Development
------------------------

During the last three years, Intellisys have spent approximately $42,000 on research and development, collectively. Moving forward we expect to pay additional research and development costs in connection with the IPMC product line.

Employees
---------

As of September 30, 2010, Intellisys employed two (2) full-time employees and one (1) employee. One employee has entered into binding employment agreements. Another employee has entered into a consulting agreement which includes a non-disclosure and non-compete agreement. One (1) full time employee receive health benefits. None of these employees are covered by a collective bargaining agreement.

Competition
-----------

DFI's primary competitor for Desk/Flex is the product line sold by Wonderware Corporation ("Wonderware") who has a substantial market share among companies utilizing IPMC. To our knowledge Wonderware is the only competitor that offers a product line with the same applications as Wonderware. We also believe our team approach to customers, our superior customer service and our smaller size (which allows us to have a more flexible approach to the product modification needs of customers) will provide us with a competitive advantage over our competitors.

Patents, Trademarks and Licenses
--------------------------------

Intellisys does not currently holds a trademark for "Intellisys."

Need For Government Approval
----------------------------

Intellisys is not subject to the requirement to obtain any government approval for their business operations or products, other than state business licenses and annual report requirements due to the State of Wisconsin.

Description of Property
-----------------------

The executive offices of Intellisys was located at N78 W31401 Kilbourne Road, North Lake, Wisconsin. The executive offices represent approximately 1,500 square feet. Intellisys occupy this space under a lease agreement between Intellisys and Virgil Weber. which has a month to month term that began on June
1.  The  monthly  rent  under  the  lease  is  $560.00.  The Company has assumed

Intellisys's obligations under the lease in connection with the Closing. The lease may be cancelled by the landlord or tenant with 60 days written notice. Epazz terminated the lease on October 6, 2010.



              RISKS RELATED TO THE BUSINESS OF DESK FLEX AND PRMI

 DESK FLEX AND PRMI HAVE A HISTORY OF LOSSES AND WE ANTICIPATE THAT THEY WILL LIKELY EXPERIENCE CONTINUED LOSSES IN THE NEAR FUTURE AND MAY NOT EVER ACHIEVE OR MAINTAIN PROFITABILITY.

Intellisys (the "Target Companies") had a net loss of $41,032 for the year ended December 31, 2009, and a net loss of $32,886 for the year ended December 31, 2008. We expect to continue to incur operating losses in the future until such time as the Intellisysare able to build relationships with future customers, build a distribution channel for their products, continue design and development projects, and increase administrative activities to support planned growth. The extent of the Intellisysfuture operating losses and the timing of profitability are highly uncertain, and such Intellisysmay never generate sufficient revenues to achieve or sustain profitability.


THE INTELLISYS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS INDICATE THAT THE INTELLISYS HAVE CONDITIONS THAT RAISE SUBSTANTIAL DOUBTS THAT THEY CAN CONTINUE AS A GOING CONCERN, WHICH MAY NEGATIVELY AFFECT THEIR ABILITY TO RAISE ADDITIONAL FUNDS AND OTHERWISE OPERATE THEIR BUSINESS. IF THE INTELLISYS FAIL TO RAISE SUFFICIENT CAPITAL, THEY WILL NOT BE ABLE TO IMPLEMENT THEIR BUSINESS PLAN, MAY HAVE TO LIQUIDATE THEIR BUSINESS, AND YOU MAY LOSE YOUR INVESTMENT.

Lake & Associates our independent registered public accountants, has added an explanatory paragraph to their audit opinion issued in connection with the financial statements of the Intellisys indicating that it has substantial doubt about the Intellisys ability to continue as a going concern given their recurring losses from operations and deficiencies in working capital and equity. If we and the Intellisys fail to raise sufficient capital, we will not be able to implement our business plan, we may have to liquidate our business, including the Intellisys and you may lose your investment. You should consider our independent registered public accountants' comments when determining if an investment in us is suitable.

THE NOTE PAYABLE TO THE SELLER OF THE INTELLISYSIS SECURED BY A SECURITY INTEREST IN SUBSTANTIALLY ALL OF THE ASSETS OF THE TARGET COMPANIES.

We provided Mr. Prahl the seller of the Intellisys with a 6% Promissory Note in the amount of $50,000 (the "Note") in connection with the Closing of the purchase of the Intellisys. The Note bears interest at the rate of six percent (6%) per annum, and all past-due principal and interest (which failure to pay such amounts after a thirty (30) day cure period, shall be defined herein as an "Event of Default") bear interest at the rate of twelve percent (12%) per annum until paid in full. The principal amount of the Note is due on September 18, 2015. The Note is payable in monthly installments of $650 (each a "Monthly
Payment"), with the first such Monthly Payment due on October 30, 2010, until such time as this Note is paid in full. We agreed to secure the payment of the Note with a Uniform Commercial Code Security Interest filing, which we agreed to file, at Mr. Goes request, at our expense, to grant Mr. Prahl a junior security interest over all of the Intellisys tangible and intangible assets, and the outstanding stock of both of the Intellisys until the Note is repaid. Pursuant to such requirement of the Note, at the Closing, we entered into a Security Agreement with Mr. Prahl whereby we granted Mr. Prahl a security interest in all inventory, equipment, appliances, furnishings and fixtures, stock certificates and intellectual property now or hereafter owned by the Intellisys Pursuant to the Security Agreement, we also assigned to Mr. Prahl a security interest in all of our right, title, and interest to any trademarks, trade names, contract rights, and leasehold interests in which we now have or hereafter acquire to secure repayment of the Note. If we default on the repayment of the Note, Mr. Prahl may enforce his security interest over the assets of the Intellisys and our assets which secure the repayment of the Note, and we could be forced to curtail or abandon our current business plans and operations. If that were to happen, any investment in the Company could become worthless.

OUR SUCCESS AND THE SUCCESS OF THE INTELLISYS DEPEND IN PART UPON OUR ABILITY TO DEVELOP NEW PRODUCTS AND ENHANCE OUR EXISTING PRODUCTS. FAILURE TO SUCCESSFULLY INTRODUCE NEW OR ENHANCED PRODUCTS TO THE MARKET MAY ADVERSELY AFFECT OUR BUSINESS.

We may not be successful in achieving market acceptance of our products, including the products of the Intellisys any failure or delay in diversifying our existing product offerings could harm our business, results of operations and financial condition.

Our future success depends in part on our ability to develop enhancements to our existing products and to introduce new products that keep pace with rapid technological developments. We must continue to modify and enhance our products to keep pace with changes in technologies. We may not be successful in developing these modifications and enhancements or in bringing them to market in a timely manner. In addition, uncertainties about the timing and nature of new technologies and platforms or modifications to existing platforms or technologies, could increase our research and development expenses. Any failure of our products to operate effectively with future network platforms and technologies could reduce the demand for our products, result in customer dissatisfaction and harm our business. Additionally, accelerated product introductions and short product life cycles require high levels of expenditures for research and development that could adversely affect our operating results.

THE OPERATING RESULTS OF THE INTELLISYS IS DIFFICULT TO PREDICT AND FLUCTUATE SUBSTANTIALLY FROM QUARTER TO QUARTER AND YEAR TO YEAR, WHICH MAY INCREASE THE DIFFICULTY OF FINANCIAL PLANNING AND FORECASTING AND MAY RESULT IN DECLINES IN OUR STOCK PRICE.

Intellisys future operating results may vary from past operating results, are difficult to predict and may vary from year to year due to a number of factors. Many of these factors are beyond our control. These factors include:



        o the potential delay in recognizing revenue from transactions due to revenue recognition rules which we must follow;

        o customer decisions to delay implementation of our products;

        o any seasonality of technology purchases;

        o demand for our products, which may fluctuate significantly;

        o the timing of new product introductions and product enhancements by both us and our competitors;

        (black circle) changes in our pricing policy; and

        (black circle) the publication of opinions concerning us, our products or technology by industry analysts.


As a result of these and other factors, the operating results of the Intellisys for any fiscal quarter or year will be subject to significant variation, and we believe that period-to-period comparisons of such results of operations are not necessarily meaningful in terms of their relation to future performance. You should not rely upon these comparisons as indications of future performance. It is likely that our future quarterly and annual operating results from time to time will not meet the expectations of public market analysts or investors, which could cause a drop in the price of our common stock.

DEFECTS OR ERRORS IN THE INTELLISYS'S SOFTWARE COULD ADVERSELY AFFECT OUR REPUTATION, RESULT IN SIGNIFICANT COSTS TO US AND IMPAIR OUR ABILITY TO SELL OUR SOFTWARE.

If the Target Companies' software is determined to contain defects or errors, our reputation could be materially adversely affected, which could result in significant costs to us and impair our ability to sell our software in the future. The costs we would incur to correct product defects or errors may be substantial and would materially adversely affect our operating results. After the release of new software, defects or errors may be identified from time to time by our internal team and by our clients. Such defects or errors may occur in the future.

Any defects in the applications of the Target Companies, or defects that cause other applications to malfunction or fail, could result in:

        o lost or delayed market acceptance and sales of our software;

        o loss of clients;

        o product liability suits against us;

        o diversion of development resources;

        o injury to our reputation; and

        o increased maintenance and warranty costs.

INTELLISYS MARKET IS SUBJECT TO RAPID TECHNOLOGICAL CHANGE AND IF WE FAIL TO CONTINUALLY ENHANCE OUR PRODUCTS AND SERVICES IN A TIMELY MANNER, OUR REVENUE AND BUSINESS WOULD BE HARMED.

We must continue to enhance and improve the performance, functionality and reliability of our products and those of the Intellisys in a timely manner. The software industry is characterized by rapid technological change, changes in user requirements and preferences, frequent new product and services introductions embodying new technologies, and the emergence of new industry standards and practices that could render our products and services obsolete. Our failure to continually enhance our products and services in a timely manner would adversely impact our business and prospects. Our success will depend, in part, on our ability to internally develop and license leading technologies to enhance our existing products and services, to develop new products and services that address the increasingly sophisticated and varied needs of our future customers, and to respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. Our product development efforts are expected to continue to require substantial investments, and we may not have sufficient resources to make the necessary investments. If we are unable to adapt our products and services to changing market conditions, customer requirements or emerging industry standards, we may not be able to maintain or increase our revenue and expand our business.

OUR MANAGEMENT HAS NO SENIOR MANAGEMENT EXPERIENCE IN THE SOFTWARE INDUSTRY WHICH MAY HINDER OUR ABILITY TO MANAGE OUR OPERATIONS.

Our Company is a new software company and our management has limited experience managing in our industry and our management and employees have limited experience developing and selling software such as the software developing and selling the software of the Intellisys the lack of experience in software design and sales may make it difficult to compete against companies that have more senior management and design experience. We expect to add additional key personnel in the future. Our failure to attract and fully integrate our new employees into our operations or successfully manage such employees could have a material adverse effect on our business, financial condition and results of operations.

SIGNIFICANT UNAUTHORIZED USE OF OUR PRODUCTS AND THOSE OF THE INTELLISYS WOULD RESULT IN MATERIAL LOSS OF POTENTIAL REVENUES AND OUR PURSUIT OF PROTECTION FOR OUR INTELLECTUAL PROPERTY RIGHTS COULD RESULT IN SUBSTANTIAL COSTS TO US.

Our software, including the software of the Intellisys is planned to be licensed to customers under license agreements, which license may include provisions prohibiting the unauthorized use, copying and transfer of the licensed program. Policing unauthorized use of our products will likely be difficult and, while we are unable to determine the extent to which piracy of our software products exists, any significant piracy of our products could materially and adversely affect our business, results of operations and financial condition. In addition, the laws of some foreign countries do not protect the proprietary rights to as great an extent as do the laws of the United States and our means of protecting our proprietary rights may not be adequate.

WE MAY FACE PRODUCT LIABILITY CLAIMS FROM OUR FUTURE CUSTOMERS WHICH COULD LEAD TO ADDITIONAL COSTS AND LOSSES TO THE COMPANY.

Our license agreements with our future customers will contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that the limitation of liability provisions contained in the license agreements may not be effective under the laws of some jurisdictions. A successful product liability claim brought against us could result in payment by us of substantial damages, which would harm our business, operating results and financial condition and cause the price of our common stock to fall.

WE  MAY  NOT  BE  ABLE  TO  RESPOND  TO  TECHNOLOGICAL CHANGES WITH NEW SOFTWARE
APPLICATIONS,   WHICH   COULD   MATERIALLY   ADVERSELY   AFFECT  OUR  SALES  AND
PROFITABILITY.

The markets for our software applications including those of the Intellisys is characterized by rapid technological changes, changing customer needs, frequent introduction of new software applications and evolving industry standards. The introduction of software applications that embody new technologies or the emergence of new industry standards could make our software applications obsolete or otherwise unmarketable. As a result, we may not be able to accurately predict the lifecycle of our software applications, which may become obsolete before we receive any revenue or the amount of revenue that we anticipate receiving from them. If any of the foregoing events were to occur, our ability to retain or increase market share could be materially adversely affected.


To be successful, we need to anticipate, develop and introduce new software applications on a timely and cost-effective basis that keep pace with technological developments and emerging industry standards and that address the increasingly sophisticated needs of our future customers and their budgets. We may fail to develop or sell software applications that respond to technological changes or evolving industry standards, experience difficulties that could delay or prevent the successful development, introduction or sale of these applications or fail to develop applications that adequately meet the requirements of the marketplace or achieve market acceptance. Our failure to develop and market such applications and services on a timely basis, or at all, could materially adversely affect our sales and profitability.

OUR  FAILURE  TO  OFFER  HIGH  QUALITY  CUSTOMER SUPPORT SERVICES COULD HARM OUR
REPUTATION   AND  COULD  MATERIALLY  ADVERSELY  AFFECT  OUR  SALES  OF  SOFTWARE
APPLICATIONS AND RESULTS OF OPERATIONS.

Our future customers, if any, will depend on us to resolve implementation, technical or other issues relating to our software, including the software of the Intellisys. A high level of service is critical for the successful marketing and sale of our software. If we do not succeed in helping our customers quickly resolve post-deployment issues, our reputation could be harmed and our ability to make new sales or increase sales to customers could be damaged.

OUR BUSINESS COULD BE HARMED IF OUR INDEPENDENT THIRD PARTY CONTRACTORS VIOLATE LABOR OR OTHER LAWS.

Once we are able to retain them, our independent contract third party contractors may not operate in compliance with applicable United States and foreign laws and regulations, including labor practices. If one of any of our possible future independent contractors violates labor or other laws or diverges from those labor practices generally accepted as ethical in the United States, it could result in adverse publicity for us, damage our reputation in the United States or render our conduct of business in a particular foreign country undesirable or impractical, any of which could harm our business.

OUR FUTURE SUCCESS DEPENDS ON OUR ABILITY TO RESPOND TO CHANGING CUSTOMER DEMANDS, IDENTIFY AND INTERPRET TRENDS AND SUCCESSFULLY MARKET NEW PRODUCTS.

The software industry is subject to rapidly changing customer demands, particularly in the "enterprise" market in which we will market the products of the IntellisysAccordingly, we must identify and interpret trends and respond in a timely manner. Demand for and market acceptance of new products are uncertain and achieving market acceptance for new products generally requires substantial product development and marketing efforts and expenditures. If we do not meet changing customer demands or are unable to develop products that appeal to current customer demands, our results of operations will be negatively impacted. In addition, we will have to make decisions about product development and marketing expenditures in advance of the time when customer acceptance can be determined. If we fail to anticipate, identify or react appropriately to changes and trends or are not successful in marketing our products, we could experience excess inventories, higher than normal markdowns or an inability to sell our products once and if the products are available.

OUR BUSINESS AND THAT OF THE INTELLISYS COULD BE HARMED IF WE ARE UNABLE TO ESTABLISH AND MAINTAIN A BRAND IMAGE.

We believe that establishing a brand is critical to achieving acceptance of our software products and to establishing key strategic relationships. As a new company with a new brand, we believe that we have little to no brand recognition with the public. We may experience difficulty in establishing a brand name that is well-known and regarded, and any brand image that we may be able to create may be quickly impaired. The importance of brand recognition will increase when and if our competitors create products that are similar to our products. Even if we are able to establish a brand image and react appropriately to changes in customer preferences, customers may consider our brand image to be less prestigious or trustworthy than those of our larger competitors. Our results of operations may be affected in the future should our products even be successfully launched.


WE WILL FACE INTENSE COMPETITION, INCLUDING COMPETITION FROM COMPANIES WITH SIGNIFICANTLY GREATER RESOURCES THAN OURS, AND IF WE ARE UNABLE TO COMPETE EFFECTIVELY WITH THESE COMPANIES, OUR BUSINESS COULD BE HARMED.

We will face intense competition in the software industry from other established companies in connection with the software created by the IntellisysAlmost all of our competitors have significantly greater financial, technological, engineering, manufacturing, marketing and distribution resources than we do. Their greater capabilities in these areas will enable them to better withstand periodic downturns in the software industry, compete more effectively on the basis of price and production and more quickly develop new products. In addition, new companies may enter the markets in which we expect to compete, further increasing competition in the software industry.

We believe that our ability to compete successfully will depend on a number of factors, including the functionality of our products once marketed and the strength of our brand, once established, as well as many factors beyond our control. We may not be able to compete successfully in the future, and increased competition may result in price reductions, reduced profit margins, loss of market share and an inability to generate cash flows that are sufficient to maintain or expand our development and marketing of new products.

PROTECTION OF OUR INTELLECTUAL PROPERTY, INCLUDING THE INTELLECTUAL PROPERTY OF THE INTELLISYSI S LIMITED, AND ANY MISUSE OF OUR INTELLECTUAL PROPERTY BY OTHERS COULD MATERIALLY ADVERSELY AFFECT OUR SALES AND RESULTS OF OPERATIONS.

Proprietary technology in our software is important to our success. To protect our proprietary rights, we plan to rely on a combination of patents, copyrights, trademarks, trade secrets, confidentiality procedures and contractual provisions. We do not own any issued patents and we have not emphasized patents as a source of significant competitive advantage. Furthermore, neither of the Intellisys has any patents on their products. We have sought to protect our proprietary technology under laws affording protection for trade secrets, copyright and trademark protection of our software, products and developments where available and appropriate. In the event we are issued patents, our issued patents may not provide us with any competitive advantages or may be challenged by third parties, and the patents of others may seriously impede our ability to conduct our business. Further, any patents issued to us may not be timely or broad enough to protect our proprietary rights.

Protection of trade secrets and other intellectual property rights in the markets in which we operate and compete is highly uncertain and may involve complex legal and scientific questions. The laws of countries in which we operate may afford little or no protection to our trade secrets and other intellectual property rights. Policing unauthorized use of our trade secret technologies and proving misappropriation of our technologies is particularly difficult, and we expect software piracy to continue to be a persistent problem. Piracy of our products represents a loss of revenue to us. Furthermore, any changes in, or unexpected interpretations of, the trade secret and other intellectual property laws in any country in which we operate may adversely affect our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our confidential information and trade secret protection. If we are unable to protect our proprietary rights or if third-parties independently develop or gain access to our or similar technologies, our competitive position and revenue could suffer.

WE MAY INCUR SIGNIFICANT LITIGATION EXPENSES PROTECTING OUR INTELLECTUAL PROPERTY OR DEFENDING OUR USE OF INTELLECTUAL PROPERTY, WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR CASH FLOW AND RESULTS OF OPERATIONS.

If our efforts to protect our intellectual property rights are inadequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the intellectual property rights of others, we could incur substantial significant legal expenses in resolving such disputes.

OUR COMPETITORS MAY DEVELOP SIMILAR, NON-INFRINGING PRODUCTS THAT ADVERSELY AFFECT OUR ABILITY TO GENERATE REVENUES.

Our competitors may be able to produce a software product that is similar to our products without infringing on our intellectual property rights. Since we have yet to establish any significant brand recognition for our products, we could lose a substantial amount of business due to competitors developing products similar to our software products. As a result, our future growth and ability to generate revenues from the sale of our products could suffer a material adverse effect.

CLAIMS THAT WE MISUSE THE INTELLECTUAL PROPERTY OF OTHERS COULD SUBJECT US TO SIGNIFICANT LIABILITY AND DISRUPT OUR BUSINESS, WHICH COULD MATERIALLY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Because of the nature of our business, we may become subject to material claims of infringement by competitors and other third-parties with respect to current or future software applications, trademarks or other proprietary rights. Our competitors, some of which may have substantially greater resources than us and have made significant investments in competing technologies or products, may have, or seek to apply for and obtain, patents that will prevent, limit or interfere with our ability to make, use and sell our current and future products, and we may not be successful in defending allegations of infringement of these patents. Further, we may not be aware of all of the patents and other intellectual property rights owned by third-parties that may be potentially adverse to our interests. We may need to resort to litigation to enforce our proprietary rights or to determine the scope and validity of a third party's patents or other proprietary rights, including whether any of our products or processes infringe on the patents or other proprietary rights of third-parties. The outcome of any such proceedings is uncertain and, if unfavorable, could significantly harm our business. If we do not prevail in this type of litigation, we may be required to:

        o pay damages, including actual monetary damages, royalties, lost profits or other damages and third-party's attorneys' fees, which may be substantial;

        o expend significant time and resources to modify or redesign the affected products or procedures so that they do not infringe a third-party's patents or other intellectual property rights; further, there can be no assurance that we will be successful in modifying or redesigning the affected products or procedures;

        o expend significant time and resources to modify or redesign the affected products or procedures so that they do not infringe a third-party's patents or other intellectual property rights; further, there can be no assurance that we will be successful in modifying or redesigning the affected products or procedures;


        o obtain a license in order to continue manufacturing or marketing the affected products or processes, and pay license fees and royalties; if we are able to obtain such a license, it may be non-exclusive, giving our competitors access to the same intellectual property, or the patent owner may require that we grant a cross-license to part of our proprietary technologies; or

        o stop the development, manufacture, use, marketing or sale of the affected products through a court-ordered sanction called an injunction, if a license is not available on acceptable terms, or not available at all, or our attempts to redesign the affected products are unsuccessful.

Any of these events could adversely affect our business strategy and the value of our business. In addition, the defense and prosecution of intellectual property suits, interferences, oppositions and related legal and administrative proceedings in the United States and elsewhere, even if resolved in our favor, could be expensive, time consuming, generate negative publicity and could divert financial and managerial resources.

We expect that software developers will increasingly be subject to infringement claims as the number of software applications and competitors in our industry segment grows and the functionality of software applications in different industry segments overlaps. Thus, we could be subject to additional patent infringement claims in the future. There can be no assurance that the claims that may arise in the future can be amicably disposed of, and it is possible that litigation could ensue.

Intellectual property litigation can be complex, costly and protracted. As a result, any intellectual property litigation to which we are subject could disrupt our business operations, require us to incur substantial costs and subject us to significant liabilities, each of which could severely harm our business.

Plaintiffs in intellectual property cases often seek injunctive relief. Any intellectual property litigation commenced against us could force us to take actions that could be harmful to our business, including the following:

        o stop selling our products or using the technology that contains the allegedly infringing intellectual property;

        o stop selling our products or using the technology that contains the allegedly infringing intellectual property;

        o attempt to obtain a license to use the relevant intellectual property, which may not be available on reasonable terms or at all; and

        o attempt to redesign the products that allegedly infringed upon the intellectual property.

If we are forced to take any of the foregoing actions, our business, financial position and operating results could be harmed. We may not be able to develop, license or acquire non-infringing technology under reasonable terms, if at all. These developments would result in an inability to compete for customers and would adversely affect our ability to increase our revenue. The measure of damages in intellectual property litigation can be complex, and is often subjective or uncertain. If we were to be found liable for the infringement of a third party's proprietary rights, the amount of damages we might have to pay could be substantial and would be difficult to predict.

OUR BUSINESS INCLUDING THAT OF THE INTELLISYS MAY BE NEGATIVELY IMPACTED AS A RESULT OF CHANGES IN THE ECONOMY AND CORPORATE AND INSTITUTIONAL SPENDING.

Our business, including the business of the Target Companies, will depend on the general economic environment and levels of corporate and institutional spending. Purchases of software may decline in periods of recession or uncertainty regarding future economic prospects. During periods of recession or economic uncertainty, we may not be able to maintain or increase our sales to customers, maintain sales levels, establish operations on a profitable basis or create earnings from operations as a percentage of net sales. As a result, our operating results may be adversely and materially affected by downward trends in the economy or the occurrence of events that adversely affect the economy in general. Our operating results and margins will be adversely impacted if we do not grow as anticipated.

WE MAY BE UNABLE TO SCALE OUR OPERATIONS AND THOSE OF THE INTELLISYS SUCCESSFULLY AND FAIL TO ATTAIN OUR PLANNED GROWTH.


Our plan is to grow our business, including the business of the Target Companies, rapidly. Our growth, if it occurs as planned, will place significant demands on our management, as well as our financial, administrative and other resources. We will need to hire highly skilled personnel to effectuate our planned growth. There is no guarantee that we will be able to locate and retain qualified personnel for such positions, which would likely hinder our ability to manage operations. Furthermore, we cannot guarantee that any of the systems, procedures and controls we put in place will be adequate to support the commercialization of our products or other operations. Our operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If we are unable to respond to and manage changing business conditions, or the scale of our products, services and operations, then the quality of our services, our ability to retain key personnel and our business could be harmed.



   MANAGEMENT'S DISCUSSION AND ANALYSIS FOR DESK FLEX, INC. AND PROFESSIONAL
   -------------------------------------------------------------------------
                           RESOURCE MANAGEMENT, INC.
                           -------------------------

RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009 COMPARED TO THE FISCAL YEAR ENDED DECEMBER 31, 2008

Intellisys had revenue of $348,497 for the year ended December 31, 2009, compared to revenue of $357,882 for the year ended December 31, 2008, a decrease in revenue of $9,385 or 2.6% from the prior year. The decrease in revenue was due to a decrease service contracts in January 2008, which service contracts were not represented during the year ended December 31, 2009. The revenues of Intellisys tend to vary widely from quarter to quarter.


Intellisys had cost of sales of $26,476 for the year ended December 31, 2009, compared to cost of sales of $45,936 for the year ended December 31, 2009, a decrease in cost of sales of $19,460 or 42.4%. The decrease in cost of sales was a direct result of the decrease in sales revenue during the year ended December 31, 2009, compared to the year ended December 31, 2008. Additionally, during the year ended December 31, 2008, it was the practice of the Intellisys to purchase computer equipment and hardware on behalf of clients and then to resell those components to the clients at cost, which practice stopped during the year ended December 31, 2009, and attributed to the decrease in cost of goods sold during the same period.

Intellisys  cost of sales as a percentage of revenue was 7.6% for the year ended

December 31, 2009, compared to cost of revenue as a percentage of revenue of 12.8% for the year ended December 31, 2008, a decrease in cost of sales as a percentage of revenue of 5.2%.


Intellisys had total operating expenses of $351,818 for the year ended December 31, 2009, compared to total operating expenses of $305,588 for the year ended December 31, 2008, an increase in total operating expenses of $46,230 or 15.1% from the prior period. The main reason for the increase in operating expenses was increase payroll expenses.

Intellisys had general and administrative of $339,436 for the year ended December 31, 2009, compared to $292,054 for the year ended December 31, 2008, and a $47,382 or 16% increase in other general and administrative expenses. The 8.5% decrease in depreciation and amortization expenses is due to a car, compared to the year ended December 31, 2008.

Intellisys had a loss from operations of $29,797 for the year ended December 31, 2009, compared to a gain from operations of $6,358 for the year ended December 31, 2008, an increase in loss from operations of $36,155 or 5.7% from the prior period. This increase in loss from operations was mainly caused by the decrease in revenue as described above.

Intellisys had total other expense of $739 for the year ended December 31, 2009, compared to total other expense of $430 for the year ended December 31, 2008, a decrease in total other expense of $309 or 71.9% from the prior period.

Intellisys had a net loss of $30,536 for the year ended December 31, 2009, compared to net income of $5,928 for the year ended December 31, 2008, an increase in net loss of $36,464 or 620% from the prior period.

LIQUIDITY AND CAPITAL RESOURCES

Intellisys had total assets of $47,055 as of December 31, 2009, which included current assets of $41,918, consisting of cash on hand of $10,431 and accounts receivable of $29,887, and other current assets of $1,600, and non-current assets of $5,137, consisting of property and equipment.

Intellisys had total liabilities of $95,158 as of December 31, 2009, consisting solely of current liabilities, consisting only of deferred revenue.

Intellisys had negative working capital of $48,103, and total accumulated deficit of $165,953 as of December 31, 2009.




ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired:

99.1* Audited Financial Statements of Intellisys, Inc ..

99.2* Pro Forma Financial Information

* Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                        EPAZZ, INC.

Date: December 15, 2010
                                                        By: /s/ Shaun Passley
                                                        ---------------------
                                                        Shaun Passley
                                                        Chief Executive Officer

                      INFORMATION SYSTEMS ASSOCIATES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2009 AND 2008


                                                                  PAGE

Report of Independent Registered Public Accounting Firm             1
Balance Sheet                                                       2
Statements of Operations                                            3
Statements of Stockholders' Equity                                  4
Statements of Cash Flows                                            5
Notes to  Financial Statements                                   6 to 7

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Intellisys, Inc.

We have audited the accompanying balance sheets of Intellisys, Inc. as of December 31, 2009 and 2008, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2009. Intellisys Inc.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Intellisys, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Lake & Associates, CPA's LLC

Lake & Associates, CPA's LLC
Schaumburg, Illinois
December 13, 2010





































                                                    -Fin 1-

                                                IntelliSys, Inc.
                                                  BALANCE SHEET
                                        As of December 31, 2009 and 2008


                                                            December 31,             December 31,
                                                                2009                     2008
                                                      -------------------------    ------------------
                         ASSETS
Current Assets
Cash                                                   $     10,431                 $            247
Accounts receivable                                          29,887                           31,373
Other current assets                                          1,600                            1,600
                                                  -----------------------------    ----------------------
Total Current Assets                                         41,918                           33,220
                                                  -----------------------------    ----------------------

Covenant not to compete                                           -                            7,550
Property and equipment, net                                   5,137                            7,148
                                                  -----------------------------    ----------------------
TOTAL ASSETS                                           $     47,055                 $         47,918
                                                  =============================    ======================

                      LIABILITIES
Accounts payable and accrued liabilities               $     36,600                 $         17,160
Deferred revenue                                             39,058                           38,000
                                                  -----------------------------    ----------------------
Total Current Liabilities                                    75,658                           55,160
                                                  -----------------------------    ----------------------


Commercial Loan                                              19,500                                -
                                                  -----------------------------    ----------------------
Total Liabilities                                            95,158                           55,160
                                                  -----------------------------    ----------------------

                STOCKHOLDER'S (DEFICIT)

Common Stock                                                  5,000                            5,000
Paid in Capital                                             112,850                          123,175
Retained Earnings                                          (165,953)                        (135,417)
                                                  -----------------------------    ----------------------
Total Stockholder's Deficit                                 (48,103)                          (7,242)
                                                  -----------------------------    ----------------------


                                                 -----------------------           ---------------------
TOTAL LIABILITIES AND STOCKHOLDER'S (DEFICIT)          $     47,055                  $        47,918
                                                 =======================           =====================





















                                                    -Fin 2-

                                                IntelliSys, Inc.
                                            STATEMENT OF OPERATIONS
                                For the period ending December 31, 2009 and 2008


                                                         December 31,                      December 31,
                                                             2009                              2008
                                                 ------------------------------    ------------------------------

SALES                                               $       348,497                   $       357,882

COST OF SALES                                               (26,476)                          (45,936)

                                                 ------------------------------    ------------------------------
GROSS PROFIT                                                322,021                           311,946
                                                 ------------------------------    ------------------------------

OPERATING EXPENSE
General and Administrative                                  339,436                           292,054
Depreciation and Amortization Expense                        12,382                            13,534

                                                 ------------------------------    ------------------------------
Total Operating Expense                                     351,818                           305,588
                                                 ------------------------------    ------------------------------

Operating Income / (Loss)                                   (29,797)                            6,358

OTHER INCOME AND EXPENSE
Interest Expense                                               (739)                             (430)
                                                 ------------------------------    ------------------------------
Total Other Income and Expense                                 (739)                             (430)
                                                 ------------------------------    ------------------------------

                                                 ------------------------------    ------------------------------
NET INCOME / (LOSS)                                 $       (30,536)                  $         5,928
                                                 ==============================    ==============================
































                                                    -Fin 3-

                                                IntelliSys, Inc.
                                       STATEMENT OF STOCKHOLDER'S EQUITY
                                For the period ending December 31, 2009 and 2008



                          Common Stock             Additional             Accumulated               Total
                     -----------------------
                     Shares       Amount         Paid in Capital            Deficit                 Equity
                     --------    -----------    ------------------    ---------------------   -------------------

Balance at December
31, 2007               85         $ 5,000          $     134,221       $      (141,345)        $         (2,124)


Return of Capital                                        (11,046)                                       (11,046)


Net Income                                                                       5,928                    5,928
                     --------    -----------    ------------------    ---------------------   -------------------

Balance at December
31, 2008               85           5,000                123,175              (135,417)                  (7,242)
                     --------    -----------    ------------------    ---------------------   -------------------


Return of Capital                                        (10,325)                                       (10,325)

Net Loss                                                                       (30,536)                 (30,536)

                     --------    -----------    ------------------    ---------------------   -------------------
Balance at December    85         $ 5,000          $     112,850       $      (165,953)         $       (48,103)
31, 2009
                     ========    ===========    ==================    =====================   ===================




































                                                    -Fin 4-

                                                IntelliSys, Inc.
                                             STATEMENT OF CASH FLOWS
                                For the period ending December 31, 2009 and 2008


                                                                       December 31,                    December 31,
                                                                            2009                           2008
                                                                ----------------------------    ---------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income                                                $          (30,536)                 $        5,928
Adjustments to reconcile net loss to cash used in
operating activities
Depreciation and amortization                                                12,382                          13,534
Changes in accounts receivable                                                1,486                          (8,906)
Change in deferred revenue                                                    1,058                           1,400
Change in accounts payable and accrued liabilities                           19,440                         (10,922)
                                                                ----------------------------    ---------------------------
Net cash used in operating activities                                         3,830                           1,034
                                                                ----------------------------    ---------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets                                                     (2,821)                         (1,946)
                                                                ----------------------------    ---------------------------
Net cash used investing activities                                           (2,821)                         (1,946)
                                                                ----------------------------    ---------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from commercial loan                                                19,500                               -
Adjustments to additional paid in capital                                   (10,325)                        (11,046)
Repayment of longterm notes payable                                               -                          (6,346)
                                                                ----------------------------    ---------------------------
Net cash provided by financing activities                                     9,175                         (17,392)
                                                                ----------------------------    ---------------------------


NET CHANGE IN CASH                                                           10,184                         (18,304)

CASH AT BEGINNING OF PERIOD                                                     247                          18,551

                                                                ----------------------------    ---------------------------
CASH AT END OF PERIOD                                            $           10,431                  $          247
                                                                ============================    ===========================






























                                                    -Fin 5-

                                               IntelliSys, Inc.
                                       Notes to the Financial Statements
                                          December 31, 2009 and 2008


Note 1 - Summary of Significant Accounting Policies

Nature of Business

Intellisys, Inc. was established as a Corporation in the State of Wisconsin on June 6, 2006. IntelliSys, Inc. offers integrated software applications that process the monitoring, information and maintenance management of multiple systems. Intellisys optimizes water and wastewater facility management by automatically collecting, managing, organizing and disseminating information for the operations, management, laboratory, maintenance, and engineering functions.

Basis of Presentation

The financial statements have been prepared using the accrual basis of accounting. Under this method, income is recognized when earned and expenses are recognized when incurred.

Cash Equivalents

Cash equivalents are defined as short-term, highly liquid investments with original maturities of 90 days or less.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Reporting Period

The Company operates on a calendar year beginning January 1 and ending December 31.

Accounts Receivable

Accounts receivable consist of trade receivables due from the Corporation's customers. As of December 31, 2009 and 2008, all receivables are deemed collectible. Thus, no allowance for doubtful accounts has been established.

Property and Equipment

Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial statement purposes over the estimated useful life of the assets, currently ranging from three to five years. Expenditures that materially extend the life of the asset are capitalized; normal repairs and maintenance are charged to expense. At December 31, 2009 and 2008 fixed assets consisted of the following:





















                                                    -Fin 6-


Property and Equipment - (continued)
------------------------------------

                                                                           2009                   2008
                                                                     -----------------      ------------------
Automobiles                                                                   $26,899                 $26,899
Equipment                                                                      30,504                  29,488
Software                                                                        2,326                     520
                                                                     -----------------      ------------------
                                                                               59,729                  56,907
Less: Accumulated depreciation                                                (54,592)                (49,759)
                                                                     -----------------      ------------------
Property and equipment, net                                                    $5,137                  $7,148
                                                                     =================      ==================



Revenue Recognition
-------------------

Revenue is generated through the sale of maintenance contracts for custom programming services. IntelliSys, Inc. recognizes revenues as they are earned over the duration of the maintenance contract. Deferred revenue represents the unearned portion of payments received in advance. As of December 31, 2009 and 2008 IntelliSys, Inc. had unearned income of $39,058 and 38,000 respectively.

Note 2 - Commercial Loan Payable

Commercial loan payable consist of a line of credit payable to M & I Bank. The line of credit was established on March 2, 2009. At December 31, 2009 the outstanding balance on this line of credit was $19,500.

Note 3 - Subsequent Events

On September 2, 2010 the company entered into a stock purchase agreement with Epazz, Inc. Epazz, Inc. closed the transaction on September 30, 2010 by acquiring 100% of the stock of the company.


































                                                    -Fin 7-